                                                                    EXHIBIT 1.1
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AGENCY OFFERING AGREEMENT
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THIS AGREEMENT dated for reference May 16, 1997, is made

BETWEEN

          SYMPLEX COMMUNICATIONS CORPORATION, 5 Research Drive, Ann Arbor, Michigan, 48103

                                                                 (the "Issuer");

AND

          CANACCORD CAPITAL CORPORATION, 2200-609 Granville Street, Vancouver, British Columbia, V7Y 1H2

                                                                  (the "Agent").

WHEREAS:

A. The Issuer wishes to raise money for the purposes set forth in its Prospectus, which is to be filed by the Issuer with the British Columbia Securities Commission (the "Commission") and the Vancouver Stock Exchange (the "Exchange"), by offering for sale certain of its securities;

B. The Issuer wishes to appoint the Agent to distribute those securities outside of the United States and the Agent is willing to accept the appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1.        DEFINITIONS

In this Agreement:

        (a) "Agent's Warrants" means the common share purchase warrants of the Issuer issued to the Agent in consideration of its guarantee to purchase any Shares which are not subscribed for at the conclusion of the Offering;

        (b) "Agent's Warrant Shares" means any shares of Common stock of the Issuer that may be issued on exercise of the Agent's Warrants;

        (c) "Distribution" means the distribution or sale of the Securities outside of the United States pursuant to this Agreement and includes the distribution of the Agent's Warrants;

        (d) "Effective Date" means the date on which the final receipt for the Prospectus is issued by the Commission;

        (e) "Material Change" has the meaning defined in the Securities Act (British Columbia);

        (f) "Material Fact" has the meaning defined in the Securities Act (British Columbia);

        (g) "Misrepresentation" has the meaning defined in the Securities Act (British Columbia);
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                                      -2-


        (h) "Offering" means the offering of the Shares under the Prospectus;

        (i) "Offering Day" means the day on which the Offering is made;

        (j) "Offering Price" means U.S.$1.00 per Share;

        (k) "Prospectus" means any preliminary offering circular and/or the preliminary prospectus and any final offering circular and/or final prospectus filed or intended to be filed by the Issuer with the Regulatory Authorities in connection with the Offering and any amendments to such circulars and/or preliminary prospectuses and which may be filed with the Regulatory Authorities;

        (l) "Regulatory Authorities" means the Commission and the Exchange;

        (m) "Securities" means the Shares, the Agent's Warrants, Agent's Warrant Shares, the Corporate Finance Shares and any common shares of the Issuer which may be offered for sale under the Prospectus, pursuant to a secondary or shareholder offering; and

        (n) "Shares" means the shares of Common stock of the Issuer to be distributed under the Prospectus.

2.        APPOINTMENT OF AGENT

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to offer the Shares for sale outside of the United States under the Prospectus at the Offering Price in a number equal to 3,500,000 less the number of AConversion Shares" issued under the "Canadian Bridge Financing Notes" which, in turn, were issued in accordance with the agency agreement dated August 12, 1997, between the Issuer and the Agent.

3.        LISTING APPLICATION AND CONDUCT OF OFFERING

3.1 Prior to the Effective Date, the Issuer will apply to the Exchange for a conditional listing of its common shares.

3.2 Following the Effective Date and after consulting with the Exchange, the Issuer and the Agent will set the Offering Day.

3.3 The Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares and Agent's Warrant Shares.

3.4       The Offering Day will be on or before the earlier of the day which is:

        (a) 90 days after the Effective Date; and

        (b) 12 months after the date of the issue by the Commission of the receipt for the preliminary prospectus filed in connection with the Offering.

3.5 The Offering will be made through the facilities of and in accordance with the rules and policies of the Exchange.

3.6 After the Offering has been completed, the Issuer and the Agent will file any documents required by the Exchange in order to remove the conditional listing and to list, post and call the common shares of the Issuer for trading on the Exchange.

3.7 The Agent will advise the Issuer and its counsel in writing when the Distribution under the Prospectus is complete.

4.        OPINIONS AND CERTIFICATES

4.1 On the Effective Date, the Issuer will deliver the following documents to the Agent and its counsel in a form acceptable to them:
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        (a) a comfort letter from the auditor of the Issuer, dated as of the date of the Prospectus and addressed to the Agent and its counsel, relating to the accuracy of the financial statements forming part of the Prospectus and the accuracy of the financial, numerical and certain other information disclosed in the Prospectus;

        (b) an opinion of counsel for the Issuer, dated as of the Effective Date and addressed to the Agent and its counsel, relating to any legal matter in connection with the creation, issuance and sale of the Securities for which the Agent may reasonably request an opinion (the "Legal Opinion");

        (c) a certificate of the Issuer, dated as of the Effective Date and signed by the president of the Issuer or by another officer approved by the Agent, certifying certain facts relating to the Issuer and its affairs (the "Officer's Certificate"); and

        (d) any other certificates, comfort letters or opinions in connection with any matter related to the Prospectus which are reasonably requested by the Agent or its counsel.

4.2 On the day prior to the Offering Day the Issuer will provide the Agent and its counsel with evidence of the necessary approval of the Regulatory Authorities for the Offering, the Legal Opinion and the Officer's Certificate updated to 4:00 p.m. on the day prior to the Offering Day.

5.          AGENT'S COMMISSION

5.1 In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay the Agent a commission of 7.5% of the Offering Price per share sold whether purchased by the Agent for its own account or for its clients or purchased by other members of the Exchange for their own accounts or for their clients, payable in lawful Canadian currency (the "Agent's Commission").

5.2 In consideration of the corporate finance services to be provided by the Agents, the Issuer will also pay to the Agents a corporate finance fee of 70,000 shares of the Common stock of the Issuer (the "Corporate Finance
Shares") to be issued on the Effective Date, subject to any necessary approval from the Regulatory Authorities.

6.          GUARANTEED AGENCY AND AGENT'S WARRANTS

6.1 The Agent will purchase any of the Shares which are unsubscribed for on the Offering Day (the "Guarantee") including any Shares in respect of which a subscription has been received but is not binding on the subscriber by reason of the receipt by the Agent, in accordance with the Securities Act (British Columbia), of written notice evidencing the intention of the subscriber not to be bound by the subscription.

6.2 In consideration for the Guarantee, the Issuer will issue Agent's Warrants to the Agent or to members of its selling group as directed by the Agent entitling the Agent to purchase up to 400,000 Agent's Warrant Shares.

6.3 The Agent's Warrants will be non-transferable and one Agent's Warrant will entitle the holder to purchase one common share of the Issuer at the Offering Price.

6.4 The right to purchase Agent's Warrant Shares under the Agent's Warrants may be exercised at any time up to the close of business 365 days from the day the common shares of the Issuer are listed, posted and called for trading on the Exchange.

6.5 The terms governing the Agent's Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agent's Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.

6.6 The issue of the Agent's Warrants will not restrict or prevent the Issuer from obtaining any other financing, nor from issuing additional securities or rights during the period within which the Agent's Warrants are exercisable.
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                                      -4-

7.        CLOSING

7.1       In this Section:

      (a) "Certificates" representing the Shares and the Corporate Finance Shares in the names and denominations reasonably requested by the Agent and the certificates representing the Agent's Warrants;

      (b) "Proceeds" means the gross proceeds of the Offering, less:

             (i)   that portion of the Agent's Commission payable in cash;

             (ii) the expenses of the Agent in connection with the Offering which have not been previously paid by the Issuer;

             (iii) any amount which has been attached by garnishing order or other form of attachment; and

             (iv)  any amount already received by the Issuer.

7.2 The Issuer will, within three business days of the Offering Day, deliver the Certificates, through its registrar and transfer agent, to the Agent against payment of the Proceeds.

7.3 If the Issuer has satisfied all of its obligations under this Agreement, the Agent will, within three business days of the Offering Day, pay the Proceeds to the Issuer through its registrar and transfer agent, against delivery of the Certificates.

7.4 The obligation of the Agent on the Offering Day to pay the Proceeds to the Issuer shall be subject to the following conditions precedent:

      (a) the Issuer shall have performed or complied with each covenant and obligation herein provided on its part to be performed or complied with;

      (b) each of the representations and warranties of the Issuer herein shall continue to be true, and the Officer's Certificate shall contain certification to that effect;

      (c) the Issuer shall have made, within the time limited, each of the deliveries provided for in Section 4 hereof; and

      (d) the Issuer shall have, to the satisfaction of the Agent's counsel, taken or caused to be taken all steps and proceedings which may be requisite under the Act to qualify the Distribution of the Shares to the public in British Columbia through registrants who have complied with the provision of the Act, including the filing and the obtaining of receipts for the Prospectus.

8.        MATERIAL CHANGES

8.1 If, after the Prospectus is filed with the Regulatory Authorities but before the conclusion of the distribution of all the Securities under the Prospectus, a Material Change or change in a Material Fact occurs in the affairs of the Issuer, the Issuer will:

      (a) notify the Agent immediately, in writing, with full particulars of the change;

      (b) file with the Regulatory Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Prospectus in a form acceptable to the Agent disclosing the material change; and

      (c) provide as many copies of that amendment to the Agent as the Agent may reasonably request.

8.2 The Issuer shall in good faith discuss with the Agent any fact or change in circumstances (actual and anticipated, contemplated or threatened, whether financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agent pursuant to the previous Subsection.
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                                      -5-

9.        TERMINATION


9.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the opening of the market on the Offering Day if:

      (a) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets or the business of the Issuer or any subsidiary of the Issuer or the ability of the Agent to perform its obligations under this Agreement or an investor's decision to purchase Shares;

      (b) an adverse Material Change or change in a Material Fact relating to any of the Securities occurs or is announced by the Issuer;

      (c) following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of investors to complete the Offering;

      (d) the Securities cannot, in the opinion of the Agent, be profitably marketed due to the state of the financial markets; or

      (e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

9.2 The Agent may terminate its obligations under this Agreement at any time if:

      (a) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Issuer is made by a competent regulatory authority and that order is still in effect;

      (b) the Issuer is in breach of any term of this Agreement;

      (c) the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

9.3 If the Agent exercises its right to terminate this Agreement, then the Issuer will immediately issue a press release setting out particulars of the termination.

9.4 This Agreement will terminate if a final receipt for the Prospectus is not issued by the Commission on or before January 31, 1998.

9.5 The Agent will be relieved of all obligations under this Agreement if the Issuer or its filing solicitor does not receive, within five days before the Effective Date, written confirmation from the Agent or its solicitors that this Agreement remains in effect and that the Agent accepts the proposed Effective Date.

10.       WARRANTIES AND REPRESENTATIONS

10.1      The Issuer warrants and represents to the Agent that:

      (a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the Delaware General Corporations Law;

      (b) the Issuer and its subsidiaries, if any, are duly registered and licenced to carry on business or own property in the jurisdictions in which they carry on business or own property;

      (c) the authorized and issued capital of the Issuer is as disclosed in the Prospectus and the issued and outstanding shares of the Issuer are fully paid and non-assessable;

      (d) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, Agent's Warrant
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            Shares and the Corporate Finance Shares;


        (e) except as qualified by the Prospectus, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Prospectus; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

        (f) the Prospectus will and does contain full, true and plain disclosure of all "material facts", within the meaning of the Securities Act (British Columbia), in relation to the Issuer, its subsidiaries (if any), its business and its securities, and will and does not contain any "misrepresentations" within the meaning of the Securities Act (British Columbia), and is accurate in all material respects and omits no fact, the omission of which will make such representations misleading or incorrect;

        (g) the financial statements of the Issuer which form part of the Prospectus have been prepared in accordance with United States generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer and its subsidiaries, if any, as at the date of the financial statements and there have been no adverse material changes in the financial position of the Issuer since that date, except as fully and plainly disclosed in the Prospectus;

        (h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Securities Act (British Columbia) and the U.S. Securities Act of 1933 (the "1933 Act") and their regulations and the Delaware General Corporations Law in relation to the issue and trading of its securities and in all matters relating to the Offering;

        (i) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

        (j) except as disclosed in the Prospectus, neither the Issuer or its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

        (k) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

        (l) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Offering;

        (m) there is not presently, and will not be until the conclusion of the Distribution, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed in the Prospectus or otherwise to the Agent;

        (n) no order ceasing, halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

        (o) except as disclosed in the Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

        (p) the Issuer and its subsidiaries, if any, have filed all federal, state, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;


        (q) the Issuer and its subsidiaries, if any, have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its subsidiaries, if any, which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or its subsidiaries, if any ;

        (r) other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

        (s) except as set out in the Prospectus, or otherwise disclosed to the Agents in writing, the Issuer will not issue or sell or agree to issue or sell any common shares in its capital, or securities convertible into or exchangeable into common shares prior to the Effective Date, other than at a price equal to the price at which the Shares are offered, without the prior written consent of the Agents, which consent will not be unreasonably withheld and the Issuer agrees that any such common shares or securities convertible into or exchangeable into common shares will be sold to accounts with the Agents; and

        (t) the Issuer shall file a registration statement with the U.S. Securities and Exchange Commission ("SEC")seeking the registration of the Issuer's class of common shares pursuant to Section12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereafter shall diligently prosecute such registration so that it may, with the consent of the Agents become effective on the sixtieth day following such filing (or such earlier date as shall be mutually satisfactory to the Agents and the Issuer) and prior to the Offering Day, and shall thereafter timely make all such filings as are required by section 13 of the Exchange Act; and

        (u) the warranties and representations in this Subsection are true and correct and will remain so as of the conclusion of the distribution under the Prospectus.

10.2        The Agent warrants and represents to the Issuer that:

        (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, continued or amalgamated;

        (b) it is a member in good standing of the Exchange; and

        (c) it has complied with and will fully comply with the requirements of all applicable securities laws, including, without limitation, the Securities Act (British Columbia), its rules and regulations and the by-laws and rules of the Exchange, in relation to trading in the Securities and all matters relating to the Offering.

10.3 The Issuer warrants and represents to the Agents that neither the Issuer nor any other person described in SEC Rule 262(a) or (b) is or has been the subject of any matters or proceedings as described therein, and the Agents warrant and represent to the Issuer that neither it nor any of its directors or officers is or has been the subject of any matters or proceedings as described in SEC Rule 262(b) or (c).

11.       EXPENSES OF AGENT

11.1 The Issuer will pay all of the expenses of the Offering and all the expenses reasonably incurred by the Agent in connection with the Offering including, without limitation, the fees and expenses of the solicitors for the Agent.

11.2 The Issuer will pay the expenses referred to in the previous Subsection even if the Prospectus and this Agreement are not accepted by the Regulatory Authorities or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.
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11.3      The Agent may, from time to time, render accounts to the Issuer for its expenses for payment on or before the dates set out in the accounts.

11.4 The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Offering from the proceeds of the Offering, including expenses for which an account has not yet been rendered to the Issuer.

12.       FILING OF PROSPECTUS

12.1 The Issuer will cause the Prospectus to be filed with the Regulatory Authorities, will deliver all necessary copies of the Prospectus to the Regulatory Authorities and will use its best efforts to have the Prospectus accepted by the Regulatory Authorities.

12.2 The Issuer will provide the Agent with as many copies of the Prospectus as the Agent reasonably requests.

12.3 Delivery of the Prospectus and any amendment thereto shall constitute a representation and warranty by the Issuer to the Agent that all information and statements (except information and statements relating solely to the Agent) contained in the Prospectus and any amendment thereto are true and correct in all material respects at the time of delivery thereof and contain no Misrepresentations and constitute full, true and plain disclosure of all Material Facts relating to the Issuer and the Securities and that no Material Fact or material information has been omitted therefrom (except facts of information relating solely to the Agent) which is required to be stated therein or is necessary to make statements of information contained therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Issuer's consent to the Agent's use of the Prospectus, any amendment thereto and any other documents supplied to the Agent by the Issuer for the purpose of the sale of Shares in British Columbia in compliance herewith and with the Securities Act (British Columbia).

12.4 With respect to matters involving the potential application of United States securities laws, the parties agree as follows:

      (a) it is intended that the initial sale of the Securities will be made solely to persons who are neither U.S. Persons, Distributors nor their affiliates, as those terms are used in SEC Regulation S; and

      (b) that in order for the sale of the Securities to qualify for the exemption from 1933 Act registration provided by SEC Rule 903(c)(2):

           (i) the Agent agrees that all offers and sales of the securities prior to the expiration of the 40 day restricted period specified in such Rule 903(c)(2) shall be made only: in accordance with the provisions of SEC Rules 903 or 904; pursuant to registration of the securities under the 1933 Act; or pursuant to an available exemption from the registration requirements of the 1933 Act; and

          (ii) the Issuer and the Agent agree that all offering materials and documents (other than press releases) used in connection with offers and sales of the securities prior to the expiration of the 40 day restricted period specified in Rule 903(c)(2) shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available; and that such statements shall appear:

                  (A) on the cover or inside cover page of any prospectus or offering circular used in connection with the offer or sale of the Securities;

                  (B) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities; and

                  (C) in any advertisement made or issued by the Issuer, the
                      Agent, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

12.5 Although it is intended that the offering of common shares pursuant to this Agency Agreement will be made solely to persons who are neither U.S. Persons, Distributors nor their affiliates, as those terms are used in Regulation S, at the request of the Agent:

        (a) the Issuer will file such form of registration statement as may be available to the Issuer (a "Registration Statement") and will use its best efforts to ensure that the effectiveness of the Registration Statement will be declared contemporaneously with, and not later than, the issuance of a receipt for the (final) Prospectus by the Commission; and

        (b) if, at any time following the closing of the Issuer's distribution via the Prospectus in Canada, the Agent is unable, in the opinion of its counsel (which counsel shall be reasonably acceptable to the Issuer), to sell any of the securities acquired for its own account hereunder in British Columbia or the United States pursuant to a U.S. securities registration exemption which will leave such securities free trading in the hands of the purchaser(s), the Issuer will, at its expense and promptly upon the written request of the Agent, file a Registration Statement with the SEC covering the Agent's sale of all such securities, and will thereafter diligently seek the effectiveness of such Registration Statement.

13.         GARNISHING ORDERS

13.1 If at any time, up to and including the final date of payment for the Securities, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price or exercise price of any of the Securities, the Agent will be free to pay the amount purportedly attached or garnished into court.

13.2 Any payment by the Agent into court contemplated in this Agreement will be deemed to have been received by the Issuer as payment by the Agent against the sale price or exercise price of the Securities to the extent of the amount paid, and the Issuer will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

13.3 The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

13.4 The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this Section.

14.         REPORTS ON SOURCE AND APPLICATION OF FUNDS

The Issuer will deliver to the Agent, at its request, within 30 days of the end of each month following the completion of the Offering, a copy of any financial report required to be filed with the Regulatory Authorities relating to the expenditure of the proceeds of the Offering.

15.         INDEMNITY

15.1 The Issuer will indemnify the Agent and each of the Agent's controlling persons, agents, directors, officers, affiliates and employees (collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

        (a) existing (or alleged to exist) by reason of untrue statements contained in the Prospectus or other written or oral representation made by the Issuer to an investor in connection with the Offering or by reason of the omission to state in the Prospectus any fact necessary to make such statements or representation not misleading (except for information and statements supplied by and referring solely to the Agent);

        (b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation or omission exists (except for information and statements supplied by and referring solely to the Agent) including, without limitation, an order that trading in or distribution of the Securities is to cease;

        (c) resulting from the failure by the Issuer to file an amendment to the Prospectus as required by this Agreement;

        (d) resulting from the breach by the Issuer of any of the terms of this Agreement;

        (e) resulting from any representation or warrant made by the Issuer herein not being true or ceasing to be true;

        (f) if the Issuer fails to issue and deliver the certificates for the Securities in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

        (g) if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agent.

15.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

15.3 The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

15.4 The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the fees and expenses of such counsel.

15.5 The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Party arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

15.6 If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

15.7 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this Section in trust for and on behalf of such Indemnified Party.

15.8 The Issuer will make no claim for, and waives irrevocably any right by statute or common law to, contribution against any Indemnified Party in the event an action is brought against the Issuer as a result of any of the events described in Subsection 15.1.

16.       ASSIGNMENT AND SELLING GROUP PARTICIPATION

16.1 The Agent will not assign this Agreement or any of its rights under this Agreement nor, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer and notice has been given to and accepted by the Regulatory Authorities.

16.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the commissions or warrants to be received by the Agent pursuant to this Agreement.

17.         NOTICE

17.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.


17.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

17.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

17.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

18.     TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

19.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the parties contained in this Agreement will survive the closing of the purchase and sale of the Securities.

20.     LANGUAGE

Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or the body corporate where required by the context.

21.     ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

22.     HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

23.     COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

            "THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK"

24.       LAW

This Agreement is governed by the law of British Columbia and shall be treated in all respects as a British Columbia contract, and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above.

The common seal of                  )
SYMPLEX COMMUNICATIONS CORPORATION  )
was hereunto affixed in the         )
presence of:                        )
                                    )
/s/ Gary R. Brock                   )
----------------------------------  )
Authorized Signatory                )                    c/s
                                    )
/s/ Thomas Radigan                  )
----------------------------------  )
Authorized Signatory                )

The common seal of                  )
CANACCORD CAPITAL CORPORATION       )
was hereunto affixed in the         )
presence of:                        )
                                    )
/s/ (illegible)                     )
----------------------------------  )
Authorized Signatory                )                    c/s
                                    )
/s/ (illegible)                     )
----------------------------------  )
Authorized Signatory                )